Exhibit 4.1

Number

GSAU

U N I T S

SEE REVERSE FOR CERTAIN DEFINITIONS

GLOBAL SHIP LEASE, INC.

CUSIP Y27183 40 2

Incorporated under the Laws of the Republic of the Marshall Islands

UNIT(S) CONSISTING OF ONE CLASS A COMMON SHARE AND ONE WARRANT, EACH TO PURCHASE ONE CLASS A COMMON SHARE

This Certifies that

is the owner of Unit(s).

Each Unit (“Unit”) consists of one (1) Class A Common Share, par value $0.01 per share (“Class A Common Share”), of Global Ship Lease, Inc., a Republic of the Marshall Islands corporation (the “Corporation”), and one warrant (each, a “Warrant”). Each Warrant entitles the holder to purchase one (1) Class A common share for $6.00 per share (subject to adjustment). The terms of the Warrants are governed by a Warrant Agreement (the “Warrant Agreement”) and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Corporation, and are available to any Warrant holder on written request and without cost.

WITNESS the seal of the Corporation and the facsimile signature of its duly authorized officer.

Dated:

CHIEF FINANCIAL OFFICER

GLOBAL SHIP LEASE, INC

CORPORATE

REPUBLIC OF THE MARSHALL ISLANDS

SEAT 2008

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:

MELLON INVESTOR SERVICES LLC

TRANSFER AGENT

AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY

711 ARMSTRONG LANE

COLUMBIA, TENNESSEE 38401

(931) 388-3003

SALES: HOLLY GRONER 615-261-0610

/ ETHER 7 / LIVE JOBS / G / GLOBAL SHIP LEASE 30058 FC Lot 6

PRODUCTION COORDINATOR: CORBIN MATLOCK 931-490-7660

PROOF OF AUGUST 6, 2008

GLOBAL SHIP LEASE, INC.

TSB 30058 LOT 6 FC

Operator: AP/JB

Rev 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Intaglio prints in SC-15 maroon.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product.

However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

Global Ship Lease, Inc.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of shares or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–		Custodian
TEN ENT	–	as tenants by the entireties		(Cust)		(Minor)
JT TEN	–	as joint tenants with right of survivorship		Under Uniform Gifts to Minors
		and not as tenants in common		Act
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                                 Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                                                  Attorney,

to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

By:
NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.